UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2023

NUVASIVE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50744	33-0768598
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number )

12101 Airport Way, Broomfield, Colorado 80021
(Address of principal executive offices) (Zip Code)

(800) 455-1476

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001	NUVA	The NASDAQ Stock Market LLC (NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Introductory Note.

On February 8, 2023, NuVasive, Inc., a Delaware corporation (“NuVasive” or the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Globus Medical, Inc., a Delaware corporation (“Globus Medical”) and Zebra Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Globus Medical (“Merger Sub”).

Pursuant to the terms of the Merger Agreement, on September 1, 2023 (the “Closing Date”), Merger Sub merged with and into NuVasive (the “Merger”), with NuVasive surviving the Merger as a wholly owned subsidiary of Globus Medical.

Item 1.01	Entry into a Material Definitive Agreement.

Convertible Notes

In connection with the consummation of the Merger, on the Closing Date, the Company, Globus Medical and Wilmington Trust, National Association (the “Trustee”) entered into that certain First Supplemental Indenture (the “Supplemental Indenture”) to the indenture dated as of March 2, 2020 (as supplemented by the Supplemental Indenture, the “Indenture”), by and between the Company and the Trustee, relating to the Company’s $450 million in aggregate principal amount of 0.375% Convertible Senior Notes due 2025 (the “Convertible Notes”), pursuant to which Globus Medical has guaranteed the obligations of the Company under the Convertible Notes and the Indenture.

As a result of the Merger, and pursuant to the Supplemental Indenture, the Convertible Notes are no longer convertible into cash, shares of common stock of the Company or a combination thereof, at the Company’s election. Instead, subject to the terms and conditions of the Indenture, the Convertible Notes will be convertible into shares of Class A common stock of Globus Medical, $0.001 par value per share (the “Globus Medical Class A Common Stock”) or a combination thereof, at the Company’s option, at an initial conversion rate equal to 8.0399 shares of Globus Medical Class A Common Stock per $1,000 principal amount of Convertible Notes. This Current Report on Form 8-K does not constitute an offer or solicitation with respect to any securities.

The foregoing description of the Supplemental Indenture does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the Supplemental Indenture, a copy of which is attached as Exhibit 4.1 hereto, and is incorporated by reference herein.

Bond Hedge and Warrant Amendments

In connection with the Merger, on the Closing Date, the Company and Globus Medical entered into amendments and guarantee agreements (collectively, the “Bond Hedge and Warrant Amendments”) with respect to the bond hedge and warrant transactions (the “Bond Hedges and Warrants”) entered into by the Company and certain dealers (including affiliates of certain of the initial purchasers of the Convertible Notes and other financial institutions) in connection with the Convertible Notes. As a result of the Merger, and pursuant to the Bond Hedge and Warrant Amendments, the Bond Hedges and Warrants will no longer be exercisable into shares of common stock of the Company, and instead will be exercisable into shares of Globus Medical Class A Common Stock. Pursuant to the Bond Hedge and Warrant Amendments, Globus Medical has guaranteed the obligations of the Company with respect to such Bond Hedges and Warrants.

Item 1.02	Termination of a Material Definitive Agreement.

Termination of the Company’s Revolving Credit Agreement

On the Closing Date, in connection with the consummation of the Merger, the Company terminated all commitments and repaid in full all obligations due under the Second Amended and Restated Credit Agreement, dated as of February 24, 2020 (as amended by that certain Amendment No. 1 dated as of May 26, 2020 and that certain Amendment No. 2, dated as of May 8, 2023, the “Credit Agreement”), by and among the Company, as borrower, certain subsidiaries of the Company, as guarantors, the lenders from time to time party thereto, and Bank of America, N.A., as administrative agent. In connection with the termination of the commitments and the repayment in full of all outstanding obligations under the Credit Agreement, all related liens and security interests securing the Credit Agreement have been terminated and released.

Termination of Warrants

On August 31, 2023, in connection with the consummation of the Merger, termination agreements were entered into with respect to the warrant transactions previously entered into between the Company and certain dealers (including affiliates of certain of the initial purchasers of the Company’s 1.00% Convertible Senior Notes due 2023 (the “2023 Convertible Notes”) and other financial institutions), related to the issuance of the 2023 Convertible Notes. The 2023 Convertible Notes were repaid in full at their scheduled maturity on June 1, 2023, and the related bond hedge agreements expired on the second scheduled trading day immediately preceding June 1, 2023.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On the Closing Date, pursuant to the terms of the Merger Agreement, the Merger was consummated.

At the effective time of the Merger (the “Effective Time”), each share of common stock, par value $0.001 per share, of the Company (“NuVasive Common Stock”) issued and outstanding immediately prior to the Effective Time (other than certain excluded shares as described in the Merger Agreement) was cancelled and converted into the right to receive 0.75 fully paid and non-assessable shares (the “Exchange Ratio” and such shares, the “Merger Consideration”) of Globus Medical Class A Common Stock, with cash in lieu of fractional shares.

In addition, at the Effective Time, (i) each restricted stock unit award granted under NuVasive’s equity plans (a “NuVasive RSU Award”) outstanding immediately prior to the Effective Time and held by a non-employee member of the NuVasive board of directors (the “NuVasive Board”) became fully vested and was cancelled and converted automatically into the right to receive (without interest) the Merger Consideration in respect of each share of NuVasive Common Stock underlying such award, (ii) each NuVasive RSU Award outstanding immediately prior to the Effective Time and not held by an individual described in clause (i) was converted into a Globus Medical restricted stock unit and will remain subject to the terms and conditions of the applicable NuVasive equity plan and award agreement by which it was evidenced (including service-based vesting conditions), with the number of shares of Globus Medical Class A Common Stock subject to such assumed award equal to the product of (x) the Exchange Ratio and (y) the number of shares of NuVasive Common Stock originally subject to such award immediately prior to the Effective Time, (iii) each NuVasive performance restricted stock unit award granted under NuVasive’s equity plans (a “NuVasive PRSU Award”) outstanding immediately prior to the Effective Time, other than any such award held by a consultant to NuVasive, was automatically converted into a Globus Medical restricted stock unit and will remain subject to the terms and conditions of the applicable NuVasive equity plan and award agreement by which it was evidenced (including any service-based vesting conditions but excluding any performance-based vesting conditions), with the number of shares of Globus Medical Class A Common Stock subject to such assumed award equal to the product of (x) the Exchange Ratio and (y) 100% of the target number of shares of NuVasive Common Stock originally subject to such award immediately prior to the Effective Time, (iv) certain NuVasive PRSU Awards outstanding immediately prior to the Effective Time held by consultants to NuVasive and specified in NuVasive’s confidential disclosure letter fully vested as to all or some of the shares of NuVasive Common Stock subject thereto and were cancelled and converted automatically into the right to receive (without interest) the Merger Consideration in respect of each share of NuVasive Common Stock subject to such award immediately prior to the Effective Time, and (v) certain NuVasive PRSU Awards outstanding immediately prior to the Effective Time held by consultants to NuVasive and specified in NuVasive’s confidential disclosure letter were automatically converted into a Globus Medical performance restricted stock unit award and will remain subject to the terms and conditions of the applicable NuVasive equity plan and award agreement by which it was evidenced (including any service-based and performance-based vesting conditions), with the number of shares of Globus Medical Class A Common Stock subject to each such assumed award equal to the product of (x) the Exchange Ratio and (y) 100% of the target number of shares of NuVasive Common Stock subject to the applicable NuVasive PRSU Award immediately prior to the Effective Time.

At the Effective Time, the 2004 NuVasive Amended and Restated Employee Stock Purchase Plan, as amended, was terminated in accordance with the terms of the Merger Agreement, such that no further rights will be granted or exercised thereunder.

The description of the Merger does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to NuVasive’s Current Report on Form 8-K filed with the U.S. Securities Exchange Commission (“SEC”) on February 9, 2023, and is incorporated by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the consummation of the Merger, NuVasive requested that The NASDAQ Stock Market LLC (“NASDAQ”) suspend trading of NuVasive Common Stock and file with the SEC an application on Form 25 to delist and deregister NuVasive Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The delisting of NuVasive Common Stock from NASDAQ will be effective 10 days after the filing of the Form 25. Following the effectiveness of such Form 25, NuVasive intends to file with the SEC a certification on Form 15 requesting the termination of registration of NuVasive Common Stock under Section 12(g) of the Exchange Act and the suspension of NuVasive’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

The information set forth in the Introductory Note and Item 2.01 is incorporated herein by reference to this Item 3.01.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note and Items 2.01, 3.01, 5.01 and 5.03 is incorporated herein by reference into this Item 3.03.

Item 5.01	Changes in Control of Registrant.

As a result of the consummation of the Merger, a change in control of NuVasive occurred on the Closing Date and NuVasive became a wholly owned subsidiary of Globus Medical.

The information set forth in the Introductory Note and Items 2.01 and 5.02 is incorporated herein by reference into this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the consummation of the Merger and pursuant to the terms of the Merger Agreement, all of the members of the NuVasive Board immediately prior to the Effective Time ceased to be directors of NuVasive at the Effective Time and Daniel Scavilla and Keith Pfeil, each a director of Merger Sub immediately prior to the Effective Time, became a director of NuVasive.

In connection with the consummation of the Merger and pursuant to the terms of the Merger Agreement, at the Effective Time and in connection with NuVasive becoming a subsidiary of Globus Medical: (i) J. Christopher Barry and Matthew K. Harbaugh ceased to be, respectively, the chief executive officer and the chief financial officer and principal accounting officer of NuVasive, (ii) each of Michael Farrington, Nathaniel B. Sisitsky and Dale Wolf ceased to be senior vice presidents of NuVasive, and (iii) Daniel Scavilla, Merger Sub’s Chief Executive Officer immediately prior to the Effective Time, Kelly Huller, Merger Sub’s Corporate Secretary immediately prior to the Effective Time, and Keith Pfeil, Merger Sub’s Chief Financial Officer immediately prior to the Effective Time, became, respectively, the chief executive officer, corporate secretary and chief financial officer of NuVasive.

In addition, effective as of the Effective Time, the NuVasive, Inc. Deferred Compensation Plan was terminated.

The information set forth in the Introductory Note and Item 2.01 is incorporated herein by reference into this Item 5.02.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, at the Effective Time, the certificate of incorporation and bylaws of NuVasive were amended and restated in their entirety. The amended and restated certificate of incorporation and the amended and restated bylaws of NuVasive are filed as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated by reference.

The information set forth in the Introductory Note and Item 2.01 is incorporated herein by reference into this Item 5.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of February 8, 2023, by and among NuVasive, Inc., Globus Medical, Inc. and Zebra Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K of NuVasive, Inc. filed on February 9, 2023).

3.1	Amended and Restated Certificate of Incorporation of NuVasive, Inc.

3.2	Amended and Restated Bylaws of NuVasive, Inc.

4.1	First Supplemental Indenture, dated September 1, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUVASIVE, INC.
(Registrant)

September 1 , 2023	By:	/s/ Daniel T. Scavilla
Daniel T. Scavilla
President and Chief Executive Officer